UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2025

Innovative MedTech, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-24189	33-1130446
(Commission File Number)	(IRS Employer Identification No.)

2310 York St, Suite 200 Blue Island, IL	60406
(Address of Principal Executive Offices)	(Zip Code)

(708) 925-9424
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of August 6, 2025, Innovative MedTech, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with Labrys Fund II, L.P., a Delaware limited partnership (“Labrys”), pursuant to which the Company sold, and Labrys purchased, a convertible promissory note in the principal amount of $97,750 (the “Note”) for a purchase price of $85,000 (the “Transaction”).

The Transaction was funded by Labrys and closed on August 6, 2025, and on or about August 6, 2025, pursuant to the SPA, $3,500 was retained by Labrys from the purchase price for legal fees, $4,500 was paid to HCC Securities Group, Inc., a registered broker-dealer, the Company received net funding of $77,000, and the Note was issued to Labrys.

The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The SPA requires that the proceeds from the Transaction be used for business development and general working capital purposes, but not for repayment of debt owed to officers, directors or employees of the Company or their affiliates, the repayment of debt issued in corporate finance transactions, any loan to or investment in any other entity, or any loan to any officers, directors, employees or affiliates of the Company. The Note matures twelve months following the issue date, accrues a one-time interest charge of 12% on the principal amount at issuance, shall be paid $54,740 by February 4, 2026, and $9,123.33 by the 4th day of each month thereafter, and is convertible following default into shares of the Company’s common stock at the election of the holder at a conversion price equal to 71% of the lowest closing bid price during the 10 trading days prior to the conversion date; provided, however, that the holder may not convert the Note to the extent that such conversion would result in the holder’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock (or 9.99% following the 61st day if the holder provides notice of an increase in the beneficial ownership limitation percentage). Additionally, the holder is entitled to deduct $1,500 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion.

The foregoing descriptions of the SPA and Note do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 3.02. The Note was sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the issuance did not involve a public offering.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated August 4, 2025, entered into between the Company and Labrys Fund II, L.P. *

10.2	Promissory Note, dated August 4, 2025, issued by the Company to Labrys Fund II, L.P. *

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Filed herewith.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Innovative MedTech, Inc.

Date: August 7, 2025	By: /s/ Michael Jordan Friedman
Michael Jordan Friedman
President, Chief Executive Officer and Member of the Board of Directors

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